EXHIBIT 10.68

        AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT
                             FOR THE
        FLEMING COMPANIES, INC. 1999 STOCK INCENTIVE PLAN

     THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT FOR
THE FLEMING COMPANIES, INC. 1999 STOCK INCENTIVE PLAN
("Amendment") is entered into as of the 29th day of February, 2000 by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and David R. Almond (the
"Participant").

                           WITNESSETH:

     WHEREAS, the Company and the Participant have previously entered into that certain Non-Qualified Stock Option Agreement under the Fleming Companies, Inc. 1999 Stock Incentive Plan dated March 2, 1999 (the "Agreement"), which granted to the Participant options to purchase 100,000 shares of voting common stock of the Company in exchange for the Participant's performing future services for the Company pursuant to the terms of the Agreement; and

     WHEREAS, all capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Agreement unless specifically denoted otherwise; and

     WHEREAS, effective as of March 2, 2000, the Participant will become 100% vested in Stock Options to purchase 25,000 shares of Common Stock pursuant to Section 2 of the Agreement; and

     WHEREAS, the parties hereto wish to amend the Agreement to provide that the 25,000 Stock Options subject to the March 2, 2003 Exercise Date shall instead be subject to the March 2, 2001
Exercise Date; and

     WHEREAS, this Amendment is not intended and shall not be construed as increasing the aggregate number of shares of Common
Stock subject to the Stock Options under the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that Section 2 of the Agreement is hereby amended to read as follows:

     "2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 8 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Options pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or of any one or more of the Subsidiaries of the Company) remains full-time and continuous at all times prior to any of the 'Exercise Dates' set forth in this Section 2, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in
     Section 1 of this Option Agreement by the designated percentage set forth below.

                                        Percent of Stock
          Exercise Dates                Option Exercisable
          --------------                ------------------

          On or After March 2, 2000          25%
          On or After March 2, 2001          75%
          On or After March 2, 2002         100%"

     The Agreement is not amended in any respect except as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


"Company"                     FLEMING COMPANIES, INC., an
                              Oklahoma corporation

                               SCOTT M. NORTHCUTT
                               Scott M. Northcutt, Senior Vice
                               President - Human Resources


"Participant"                  DAVID R. ALMOND
                               David R. Almond